UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) - October 29, 2004

IMCOR PHARMACEUTICAL CO.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6175 Lusk Boulevard San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 410-5601
(Registrants' telephone number, including area code)

(Former name or former address, if changed since last report)

Item 8.01 OTHER EVENTS

On October 29, 2004, IMCOR Pharmaceutical Co. entered into a non-exclusive, cross-licensing agreement with Bristol-Myers Squibb Medical Imaging, Inc. covering ultrasound contrast agent patents.

Under the terms of the agreement, Bristol-Myers Squibb Medical Imaging, Inc. and IMCOR will have the right to further develop and commercialize their respective ultrasound contrast imaging agents without risk of infringing the other company’s patent rights. In addition, IMCOR will receive a total payment of $8.5 million, and will have the right of first negotiation to license select compounds from Bristol-Myers Squibb Medical Imaging, Inc.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

IMCOR Pharmaceutical Co.

Dated: October 29, 2004	By:	/s/ Taffy J. Williams, Ph.D.
Taffy J. Williams, Ph.D.
President and Chief Executive Officer